    As filed with the Securities and Exchange Commission on January 9, 2001
                                                  Registration No. 333-_________

================================================================================
                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            M.H. MEYERSON & CO., INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         New Jersey                                         13-1924455
--------------------------------------------------------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

525 Washington Boulevard, Jersey City, New Jersey              07310
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

                             2000 STOCK OPTION PLAN
                         -------------------------------
                            (Full Title of the Plan)

                          Martin H. Meyerson, Chairman
                            M.H. MEYERSON & CO., INC.
                            525 Washington Boulevard
                          Jersey City, New Jersey 07310
                          -----------------------------
                     (Name and address of agent for service)

                                 (201) 459-9500
                          -----------------------------
         (Telephone number, including area code, of agent for service)

                          -----------------------------
                                    COPY TO:
                            Edward I. Tishelman, Esq.
                              Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                  Proposed             Proposed
                                                                                   maximum             maximum           Amount of
                       Title of                             Amount to be       offering price         aggregate        registration
              securities to be registered                    registered         per share(1)       offering price(1)         fee
-------------------------------------------------------- -------------------- ------------------ --------------------- -------------
  Common Stock, par value $.01 per share ...........       500,000 shares         $2.90625            $1,453,125          $383.63
======================================================== ==================== ================== ===================== =============

(1) Based on a per share exercise price of $2.90625 per share, which price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low prices for M.H. MEYERSON & CO., INC.'s Common Stock on January 5, 2001, as reported by the National Association of Securities Dealers' Automated Quotation System.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by M.H. MEYERSON & CO., INC. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 filed with the Commission on April 28, 2000;


     (b) The Registrant's Form 10-Q for the quarter ended April 30, 2000, filed with the Commission on June 12, 2000; Form 10-Q for the quarter ended July 31, 2000, filed with the Commission on September 13, 2000; and Form 10-Q for the quarter ended October 31, 2000, filed with the Commission on December 14, 2000; and

     (c) The description of the Registrant's common stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 31, 1994 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all the securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 4.  Description of Securities.

         Not Applicable.


Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     The Business Corporation Act of the State of New Jersey contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith.

     Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation, as amended, contains the following provision with respect to indemnification of Directors and Officers:

          "EIGHTH: The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees, and agents, and any other persons serving at the request of the Corporation as an officer, director, employee, or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee or agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity, and (ii) shall inure to the benefit of the heirs, executors and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees or agents whether or not the Corporation would have the power to indemnify them against such liability under the provision of this article."

     Article TENTH of the Company's Restated By-Laws contains the following provision with respect to indemnification of Directors and Officers:

          "TENTH: The Corporation shall indemnify its officers, Directors, employees and agents to the fullest extent permitted by the General Corporation Law of New Jersey, as amended from time to time.

          Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorney's fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 10.1. Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Section 10.1 shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of shareholders, by resolution of disinterested Directors, by provision of law, or otherwise."

     The Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article EIGHTH. In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

     At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Item 7.  Exemption From Registration Claimed.

         Not Applicable.


Item 8.  Exhibits

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
4           2000 Stock Option Plan.

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered.

23.1 Consent of Hartman & Craven LLP (included in their opinion filed as Exhibit 5).

23.2        Consent of Vincent R. Vassallo, CPA, independent auditors.

Item 9.  Undertakings

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on January 9, 2001.

                                 M.H. MEYERSON & CO., INC.
                                       (Registrant)

                            By:  /s/ Eugene M. Whitehouse
                                 -------------------------------------
                                 Eugene M. Whitehouse
                                 Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                          Title                                       Date
         ---------                          -----                                       ----
/s/ Martin H. Meyerson                      Chairman, Chief Executive
---------------------------                 Officer, Chief Financial
Martin H. Meyerson                          Officer and Director (Principal
                                            Executive Officer and
                                            Principal Financial Officer)                January 9, 2001

/s/ Kenneth J. Koock                        Vice Chairman and Director                  January 9, 2001
---------------------------
Kenneth J. Koock

/s/ Eugene M. Whitehouse                    Chief Operating Officer, Controller,
---------------------------                 Secretary, Treasurer and Director
Eugene M. Whitehouse                        (Principal Accounting Officer)              January 9, 2001

/s/ Jeffrey E. Meyerson                     Vice President, Foreign Trading,
---------------------------                 and Director                                January 9, 2001
Jeffrey E. Meyerson

/s/ Bertram Siegel, Esq.                    Director                                    January 9, 2001
---------------------------
Bertram Siegel, Esq.

/s/ Martin Leventhal, CPA                   Director                                    January 9, 2001
---------------------------
Martin Leventhal, CPA

/s/ Alfred T. Duncan                        Director                                    January 9, 2001
---------------------------
Alfred T. Duncan

                                  EXHIBIT INDEX

Exhibit No.                DESCRIPTION
-----------                -----------

4              2000 Stock Option Plan

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered

23.1 Consent of Hartman & Craven LLP (included in their opinion filed as Exhibit 5)

23.2           Consent of Vincent R. Vassallo, CPA, independent auditors